Exhibit 10.2

AGREE REALTY CORPORATION

2024 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT dated as of _________, 20__, sets forth the terms of a grant of Restricted Stock by Agree Realty Corporation, a Maryland corporation (the “Company”), to the Grantee named below.

WHEREAS, the Company has adopted the Agree Realty Corporation 2024 Omnibus Incentive Plan (the “Plan”) to provide incentives and awards to employees, directors and consultants of the Company and its Affiliates, by encouraging their ownership of stock and to aid the Company and its Affiliates in retaining such employees, directors and consultants, upon whose efforts the Company’s success and future growth depends, and attracting other such individuals; and

WHEREAS, the Committee has determined to grant to the Grantee an award of Restricted Stock (the “Award”) as provided herein to encourage the Grantee’s efforts toward the continuing success of the Company.

The Company grants to the Grantee an Award on the following terms and subject to the following conditions:

Section 1.Grant by the Company. This Award shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are hereby incorporated by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Award shall have the same definitions as set forth in the Plan.

AWARD SUMMARY

Name of Grantee:_________________

Number of Shares of Restricted Stock:_________________

Grant Date:_____________, 20__

Section 2.Issuance of Restricted Stock.

2.1As soon as practicable after receipt from the Grantee of this executed Award, the Company shall issue in the name of the Grantee book entry shares or three stock certificates each representing one-third of the total number of shares of Restricted Stock, each of which certificates shall remain in the possession of the Company until the Restricted Stock represented thereby is free of the restrictions set forth in Section 3 hereof.

2.2In accordance with Section 13 of the Plan, the number of shares of Restricted Stock shall be proportionately adjusted by the Committee in the event of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company.

Section 3.Restrictions.

3.1The Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of prior to the applicable Expiration Date as provided in Section 3.2 hereof.

3.2Unless terminated earlier pursuant to Section 4 hereof, the restrictions set forth in Section 3.1 hereof shall expire with respect to one-third of the total number of shares of Restricted Stock on each of the first, second, and third anniversaries of _________ (the “Expiration Dates”).  As soon as practicable after each Expiration Date, the Company shall either (i) deliver certificate(s) representing the shares of Common Stock no longer subject to the restrictions set forth in Section 3.1 as of such Expiration Date to the Grantee or its designee (and such certificate shall be registered in the name of the Grantee), (ii) have the appropriate number of shares of Common Stock credited to the Grantee in book-entry form, or (iii) have the shares of Common Stock held pursuant to instructions provided by the Grantee.

SECTION 4.Termination. Except as determined by the Committee at any time, upon the failure of the Grantee to be employed by the Company or any of its Affiliates for any reason other than death, all Restricted Stock which at such time remains subject to the restrictions set forth in Section 3.1 shall be forfeited by the Grantee to the Company without the payment of any consideration by the Company.  Upon forfeiture, the Company shall cancel, or cause the transfer agent to cancel, the stock certificate or book-entry relating to the forfeited Restricted Stock. Notwithstanding the foregoing, all Restricted Stock shall cease to be subject to forfeiture under this Section 4 (and shall cease to be subject to the restrictions set forth in Section 3.1) in the event of termination of the Grantee’s employment with the Company or any of its Affiliates on account of the Grantee’s death.

SECTION 5.Registration and Transfer. The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to the shares of Common Stock subject to this Award.  The Company intends to maintain this registration but has no obligation to do so.  If the registration ceases to be effective, the Grantee will not be able to transfer or sell shares issued pursuant to this Award unless exemptions from registration under applicable securities laws are available.  Such exemptions from registration are very limited and might be unavailable.  The Grantee agrees that any resale by him or her of the shares of Common Stock issued pursuant to this Award will comply in all respects with the requirements of all applicable securities laws, rules, and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the respective rules and regulations promulgated thereunder) and any other law, rule, or regulation applicable thereto, as such laws, rules, and regulations may be amended from time to time.  The Company will not be obligated to either issue the shares or permit the resale of any shares if such issuance or resale would violate any such requirements.  Grantee further agrees that the Company may place a legend upon each certificate representing the Restricted Stock acquired hereunder, which legend will refer to the restrictions on transferability contained or referred to herein.

SECTION 6.Construction. This Award is made and granted pursuant to the Plan and is in all respects limited by and subject to the terms of the Plan. In the event of any conflict between the provisions of this Award and the terms of the Plan, the terms of the Plan shall be controlling. To the extent not prohibited by applicable law or the Plan, the terms of any employment, severance or change in control agreement between the Grantee and the Company shall supersede the terms and definitions under the Plan and this Award with respect to the Restricted Stock awarded hereunder. All decisions of the Committee with respect to any question or issue arising under the Plan or this Award shall be conclusive and binding on all persons having an interest in the Award.

Section 7.Withholding Obligations. The Grantee hereby authorizes withholding from payroll and any other amounts payable to Grantee by the Company or any of its affiliates, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any of its affiliates that may arise in connection with the grant of the Restricted Stock, the lapse in respect of the Restricted Stock of the restrictions set forth in Section 3.1 or the forfeiture condition set forth in Section 4, or the payment of dividends on the Restricted Stock. Grantee will not be entitled to receive, and neither the Company nor any of its affiliates will have any obligation to issue, a certificate for any shares of Common Stock subject to this Award unless and until the tax withholding obligations of the Company and/or any of its affiliate are satisfied.

SECTION 8.Transfer of Personal Data. The Grantee authorizes, agrees and unambiguously consents to the transmission by the Company (or any of its Affiliates) of any personal data information related to the Restricted Stock awarded under this Award for legitimate business purposes (including, without limitation, the administration of the Plan).  This authorization and consent is freely given by the Grantee.

SECTION 9.Compliance with Laws. The issuance of the Restricted Stock or unrestricted shares pursuant to this Award shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue the Restricted Stock or any of the shares pursuant to this Award if any such issuance would violate any such requirements.

SECTION 10. Notices. Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Company at 32301 Woodward Avenue, Royal Oak, MI 48073, attention: General Counsel, or at such other address as the Company may hereafter designate to the Grantee by written notice as provided herein.  Any notice to be given to the Grantee hereunder shall be addressed to the Grantee at the address on record with the Company, or at such other address as he may hereafter designate to the Company by written notice as provided herein.  Notices hereunder shall be deemed to have been duly given: (i)  when personally delivered, (ii) three (3) days after having been mailed by registered or certified mail to the party entitled to receive the same, (iii) one (1) day after having been mailed by a nationally recognized overnight courier or (iv) upon receipt when sent by electronic transmission.

SECTION 11. Successors and Assigns. This Award shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and the Grantee’s heirs and representatives of his estate.

SECTION 12. Section 83(b) Election. The Grantee may make a timely Code section 83(b) election with respect to the portion of the Restricted Stock that are unvested as of the date of this Grant Date by filing the form attached hereto as Appendix A with the Internal Revenue Service within thirty (30) days following the Grant Date. If the Grantee decides to file a Code section 83(b) election in respect of the Grantee’s Restricted Stock, the Grantee must provide the Company with a copy of such Code section 83(b) election simultaneously with filing it with the Internal Revenue Service. The Grantee should consult with and rely upon the advice of the Grantee’s personal tax advisor regarding whether or not it is appropriate for the Grantee to make a Code section 83(b) election in respect of the Grantee’s Restricted Stock. In no event shall the Company have any liability or obligation with respect to the making of or failure to make any such Code Section 83(b) election.

SECTION 13. Entire Statement of Award. This Award and the terms and conditions of the Plan constitute the entire understanding between the Grantee and the Company and its Affiliates, and, except as set forth in Section 6, supersede all other agreements, whether written or oral, with respect to the Award.

SECTION 14. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Award shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee, the Grantee’s heirs, executors, administrators and successors, and the Company and its Affiliates for all purposes.

APPENDIX A

Election to Include Value of Property in Gross
Income in Year of Transfer Under Code Section 83(b)

CERTIFIED MAIL

RETURN RECEIPT REQUESTED

____________________ ______, 20___

Department of the Treasury

Internal Revenue Service

[●]

Re:IRC Section 83(b) Election

Dear Sir/Madam:

Enclosed please find the undersigned taxpayer’s Election to Include in Gross Income in Year of Transfer of Property Pursuant to Section 83(b) of the Internal Revenue Code.

Very Truly Yours,

Name:

Taxpayer I.D. No. _____________________)

cc: Agree Realty Corporation

Election to Include in Gross Income in Year of Transfer of Property Pursuant
to Section 83(b) of the Internal Revenue Code of 1986, as amended

The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address and taxpayer identification number of the undersigned are:

______________________________
______________________________
______________________________
______________________________

2.	This election is made with respect to [●] shares of the common stock of Agree Realty Corporation (the “Company”).

3.	The date on which the property was transferred is _________________ _____, 20__.

4.	The nature of the restriction(s) to which the property is subject are: the property is nontransferable and is subject to forfeiture upon the undersigned’s termination of services to the Company and its subsidiaries.

5.	The fair market value at the time of transfer (determined without regard to any “lapse restriction,” as defined in Section 1.83-3(i)) of the property is $_____ .

6.	The amount paid for property by the undersigned is $_____.

7.	Furnishing statement to Company:

A copy of this statement has been furnished to the Company that receives services from the undersigned.

Dated:  _______________________, ________

Name: